Free Writing Prospectus Dated February 14, 2020

Filed Pursuant to Rule 433

Registration No. 333-236013



TLSA: NASDAQ TILS: AIM

tiziana LIFE SCIENCES

An Innovative Platform in Oral and Nasal Antibody Administration

A Novel Approach for Treatment of Hepatocellular Carcinoma

February 2020

DISCLAIMER AND FORWARD LOOKING STATEMENTS

The content of this presentation has been prepared for the purpose of providing general information about, and an overview of, the Company and its business. It is not intended to be a complete review of all matters concerning the Company and nor has it been independently verified. Whilst the presentation has been prepared in good faith and the Company has taken all reasonable care to ensure the information and facts contained in this presentation are accurate and up-to-date, it does not make any representation or warranty, express or implied, as to the accuracy or completeness of any information included in this presentation. Neither the Company nor any of its directors, officers, employees or agents shall be liable for any loss arising directly or indirectly from the use of or reliance upon this presentation or in relation to the adequacy, accuracy, completeness or reasonableness of the information it contains. All and any such liability is expressly excluded to the fullest extent permitted by law. The information in this presentation is subject to updating, completion, revision, further verification and amendment without notice.

This presentation does not constitute or form part of any offer for sale or solicitation of any offer to buy or subscribe for any securities including ordinary shares in the Company nor does it constitute an invitation or inducement to engage in investment activity in relation to any securities, including the ordinary shares of the Company. It does not purport to contain information that shall form the basis of or be relied upon in making such investment decisions. If you require any advice, please consult with a professional financial adviser. All investments are subject to risk. The value of securities may go down as well as up. Past performance cannot be relied on as a guide for future performance.

This presentation may contain certain forward-looking statements concerning the financial condition, results of operations and businesses of the Company. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management's current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. All forward-looking statements contained in this presentation are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this presentation. The Company does not undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information. In light of these risks, results could differ materially from those stated, implied or inferred from the forward-looking statements contained in this presentation.

In the UK, this presentation has not been approved by an authorised person and is being distributed on the basis that each person in the UK to whom it is issued is reasonably believed to be such a person as is described in Article 19 (investment professionals) or Article 49 (high net worth companies, unincorporated associations etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (SI 2005/1529) or are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated. Persons who do not fall within such descriptions may not act upon the information contained in this presentation.

FREE WRITING PROSPECTUS

We have filed a registration statement (including a preliminary prospectus supplement) with the SEC for the offering to which this presentation relates. Before you invest, you should read the preliminary prospectus supplement and the accompanying prospectus (including the risk factors described therein) and other documents we have filed with the SEC for more complete information about us and the offering.

You may access these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the securities being offered may be obtained from ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673, or by email at prospectus@think-equity.com. The preliminary prospectus supplement dated February 14, 2020 is available on the SEC web site at http://www.sec.gov.

EXECUTIVE TEAM



Kunwar Shailubhai PhD, MBA
CEO & CSO
Executive Director

- Co-founder , EVP & CSO of Synergy Pharmaceuticals, NASDAQ: SGYP
- The pioneer of GC-C agonist technology
- Inventor of TRULANCE® approved for Chronic constipation and IBS-C
- VP, Callisto Pharmaceuticals
- Group Leader, Monsanto Co.



Tiziano Lazzaretti
Chief Financial Officer

- Previously Group Finance Director at Pharmentis –Teva Ratiopharm spin off
- Executive Director at Alliance Boots, Snia, Accenture and FIAT Group
- MBA, Bocconi University, Milan
- Corporate Finance, London Business School. BSc Accounting and Finance

Key Strengths of the Management Team

- Successful record in biotechnology ‘Bench to Market’
- Proven credentials in Science and Business
- Strong history in entrepreneurship and Biotechnology deals
- Decades of experience in Pharma Industry

BOARD OF DIRECTORS



Gabriele Cerrone, MBA
Executive Chairman

- Proven track record & experience in financing biotechnology companies
- Founder and chairman of two biotech companies with market cap over $2 B
- Inhibitex sale $2.5 B
- Synergy / Trovagene / Gensignia / Rasna / Contravir / Siga Technologies
- MBA, Stern School of Business, NY, US.



Willy Simon
Non-Executive Director

- Career as an executive in the banking and corporate finance sector and director of publicly listed companies
- Kredietbank N.V., Citibank, Generale Bank NL, CEO of Fortis Investment Management
- Chairman of Bank Oyens & van Eeghen, Partner at Redi & Partners



Gregor MacRae
Non-Executive Director

- Business adviser and specialist in taxation and cross border solutions.
- Senior Partner of Appledore Wealth Management LLP, a London-based high net worth business advisory partnership.
- Former Director of an international trust Co.
- LLB (Hons) University of Birmingham and qualified Chartered Accountant (ICAEW)

SCIENTIFIC ADVISORY COMMITTEE

Howard Weiner, MD



- Professor of Neurology at Harvard Med
- Director and Founder of the Partners MS Center and Co-Director of the Ann Romney Center for Neurologic Diseases
- Pioneered investigation of the mucosal immune system for the treatment of autoimmune and other diseases

Kevin Herold, MD



- Professor of Immunobiology and Medicine and Deputy Director, Yale Center for Clinical Investigation
- Director of the Yale Diabetes Center and Director of the TrialNet Center at Yale
- Expert in autoimmune diseases and anti-CD3 monoclonal antibody therapies

Arun Sanyal MD



- Charles Caravati Distinguished Professor and Chair, Division of Gastroenterology, Hepatology and Nutrition at Virginia Commonwealth University School of Medicine
- Leader in the field of liver diseases

Napoleone Ferrara MD



- Inventor of Avastin® ($6.67Bn/yr)*; 2010 Lasker Award
- Senior Deputy Director Basic Sciences, Moores Cancer Center, UC San Diego
- Distinguished Prof of Pathology, School of Medicine, UC San Diego

Angelo Sangiovanni, MD



- Adjunct Professor of Gastroenterology at the University of Milan
- Leader in liver disease and gastroenterology
- Awarded Best Scientific Publication in clinical Hepatology in Italy

Fabio Piscaglia, MD



- Associate Professor, Medical and Surgical Sciences at the University of Bologna
- Leader in liver diseases and transplantation
- 2017 Winner of a National Institute of Health (NIH) of United States of America grant

Erica Villa, MD



- Professor and Chief GI Unit
- Chairman of the Department of Internal Medicine
- Universitaria di Modena, Policlinico, Modena, Italy
- Leader in Clinical Hepatology and Translational Medicine

INVESTMENT HIGHLIGHTS

- **Transformational platform technologies:** Proprietary oral and nasal formulation technologies to transform ***immunotherapies with Monoclonal Antibodies ('mAbs')*** currently administered intravenously
- **Oral immunotherapy for Crohn's Disease (CD):** Phase 2 clinical study with orally administered Foralumab, a fully human anti-CD3 mAb: ***Anticipated completion date Q4, 2020***
- **Nasal treatment for progressive multiple sclerosis (pro-MS):** Phase 2 clinical study with nasally administered Foralumab: ***Anticipated completion date Q1, 2021***.
- **Innovative Approach:** Nasally administered Foralumab upregulates T regulatory cells (Tregs) that are capable of crossing '***Blood Brain Barrier***' to suppress inflammation in brain commonly associated with Neurodegenerative diseases such as, ***Multiple Sclerosis, Alzheimer and Lupus (systemic lupus erythematosus)***
- **Broad-spectrum treatment for hepatocellular carcinoma (HCC):** Milciclib, a pan-CDK (cyclin dependent kinase) inhibitor, successfully completed phase 2 clinical trial in advanced HCC patients
- **Orphan Drug Designation for Milciclib: Granted in US and EU for treatment of thymic carcinoma/thymoma (TC/T)**
- **Strong intellectual property**
  - ✓ 255 patents approved and 30 pending
  - ✓ Covers composition of matter, manufacturing process and disease indications
  - ✓ Oral formulation technology applicable to other mAbs therapeutics

Foralumab

tiziana LIFE SCIENCES

Nasal Trial: Phase 2 starting shortly

Phase 1 trial completed

Phase 2 data in pro-MS by Q1, 2021

Oral Trial: FDA approved IND

Phase 1 oral trial completed

Phase 2 oral in CD by Q4, 2020

Milciclib

tiziana LIFE SCIENCES

Orphan Drug Designation: Met primary and secondary endpoints in 2 separate Phase 2 trials in TC/T

Phase 2a in sorafenib-resistant HCC patients completed

Milciclib seems to outperform Standard of care

A REVOLUTIONARY PLATFORM

SWITCH ANTIBODY ADMINSTRATION FROM INTRAVENOUS TO ORAL AND NASAL ROUTES

TODAY'S ANTIBODY ADMINISTRATION OPTIONS ARE MOSTLY I.V.



- Costly Infusion
- Poor patient compliance
- Higher toxicity
- Systemic treatment to affect whole body
- Infusion related side effects

tiziana platform enables...



Antibodies (mAbs) reformulated for oral administration



Antibodies (mAbs) reformulated for nasal administration

THE CHOICE OF ORAL OR NASAL ADMINISTRATION ROUTES WILL DEPEND ON THERAPUETIC INDICATION

PATIENT & PROVIDER BENEFITS

Ease of use
Superior compliance
Topical action in gut
Minimized toxicity
Take home Rx
No costly infusion

THE LARGE MARKET OPPORTUNITY

Market opportunity for mAb therapeutics is **greater than**

$86 BILLION

THE MULTI BILLION DOLLAR MARKET FOR CROHN'S DISEASE AND NASH


EXCESSIVE FAT DEPOSITS LEAD TO LIVER INFLAMMATION
INFLAMMATORY AND FIBROTIC PROCESSES LEAD TO MALIGNANCY
HEALTHY LIVER
NON-ALCOHOLIC FATTY LIVER DISEASE NAFLD
NON-ALCOHOLIC STEATOHEPATITIS NASH
CIRRHOSIS
HEPATOCELLULAR CANCER
25-30% of Population
3- 5% of Population
20% Over 10 Years
X
Generally Asymptomatic Reversible
Reversible
Irreversible Liver Damage
Immune cells infiltration
HBV/ HCV

Foralumab
tiziana LIFE SCIENCES

Milciclib
tiziana LIFE SCIENCES

Foralumab (Anti-CD3) for NASH and Crohn's Disease

- NASH global market ~ $35 B/year
- Crohn's Disease market: $10B /year by 2025
- Oral/nasal delivery is a novel, completely differentiated approach
- Strong IP on the 'Revolutionary' approach with significant market potential

Milciclib for Liver Cancer

- HCC ($1.5B /year by 2022): Medical need for a safer and effective drug with higher responder rates
- Milciclib: An oral drug with completely differentiated MOA and long-term safety
- Superior safety profile

DEVELOPMENT PIPELINE

DISCOVERY	LEAD OPTIMIZATION	PRE-CLINICAL	IND	PHASE 1	PHASE 2	PHASE 3

Foralumab
tiziana LIFE SCIENCES

Intranasal formulation for Neurodegenerative disease
Nasal Administration
Phase 1 completed

Enteric coated capsules
Oral Administration for CD and NASH
Phase 1 completed

Crohn's disease
I.V. Administration – Conducted by Novimmune

Milciclib
tiziana LIFE SCIENCES

Thymic Carcinoma / Thymoma
Orphan Drug Designation in U.S. and E.U

Milciclib + Gemcitabine in refractory solid tumors
Potential Adjuvant Treatment

HCC monotherapy
Sorafenib Resistant Patient

HCC combination with a Tyrosine Kinase Inhibitor
Potentially for synergism

Foralumab (tiziana LIFE SCIENCES)
PHASE 2 TO BEGIN
Nasal Trial
Pro-MS

Foralumab (tiziana LIFE SCIENCES)
PHASE 2 TO BEGIN
Oral trial in
Crohn's Disease

Milciclib (tiziana LIFE SCIENCES)
TWO PHASE 2 TRIALS COMPLETED
TC / T Oral

Milciclib (tiziana LIFE SCIENCES)
PHASE 2a COMPLETED
HCC Oral
Monotherapy



tiziana
PLATFORM
TECHOLOGIES

A BIOTECHNOLOGY PLATFORM ENABLING ORAL AND NASAL ADMINISTRATION OF FORALUMAB AND OTHER MONOCLONAL ANTIBODIES

NASAL ADMINISTRATION

Phase 1 trial completed for related neurodegenerative diseases such as Progressive Multiple Sclerosis (Pro-MS) .

Phase 2 trial in Pro-MS to start shortly. This novel approach has potential for treatment of Alzheimer and lupus diseases as well

ORAL ADMINISTRATION

Successfully completed Phase 1 trial with orally administered Foralumab

Phase 2 trial in Crohn's Disease to start shortly

THE ONLY FULLY HUMAN ANTI-CD3 MAB IN CLINICAL TRIALS

CD3-SPECIFIC MONOCLONAL ANTIBODIES IN CLINICAL DEVELOPMENT

OKT3 MUROMONAB	CHAGLYCD3 OTELIXIZUMAB	NUVION VISILIZUMAB	HOKT3γ1(ALA-ALA) TEPLIZUMAB	FORALUMAB
IgG2a	IgG1 *Agly	IgG2 *AA	IgG2 *AA	IgG1 *AE
Fully Mouse	Chimeric & Humanized	Humanized	Humanized	Fully Human
Approved by the FDA for solid organ transplantation immuno-suppression				



Oral and Nasal Administration Market Opportunities


NASH
RA
T1D
PSORIASIS
GVHD
LUPUS
IBD
MS

Tiziana's platform of oral and nasal mAbs administration potentially enhances efficacy and reduces toxicity

Foralumab is unique: functionally equivalent to OKT3 with minimal immune reactions when administered IV

HOW DOES OUR PLATFORM TECHNOLOGY WORK?

NOVEL APPROACH FOR SITE-TARGETED IMMUNOMODULATION


Gut Lumen
PANETH CELL
M CELL
INTESTINAL EPITHELIAL CELLS
Intraepithelial lymphocytes
Dendritic cells
NKT cells
Macrophages
INNATE IMMUNE SYSTEM
Lymphoid follicle
Lamnia Propria
Mesenteric lymph node
Treg cell induction
Site-targeted Immunomodulation

ORAL AND NASAL FORMULATION PATENTS PENDING

Nasal administration of Foralumab

- ✓ Proof-of-concept demonstrated in animal studies
- ✓ Phase 1 study for neurodegenerative diseases at Brigham and Women's Hospital, Harvard Medical School; completed and well-tolerated up to 250 µg
- ✓ Positive Top line data received August 2019, CSR in preparation
- ✓ In-licensed nasal delivery technology from Brigham and Women's Hospital, Harvard Medical School
- ✓ **Targets: Pro-MS and Alzheimer**

Patent covers Foralumab and other mAbs

ANTI-CD3 ANTIBODY FORMULATIONS

Applicant(s): Tiziana Life Sciences PLC
Inventor(s): SHAILUBHAI, Kunwar

US Non-Provisional Patent Application No.:62/380,652, filed August 29, 2016

PCT Application PCT/US2017/049211, filed, Aug 29, 2017



Patent estate

- Exclusive license for composition of matter
- Composition of matter patent for oral formulation
- Additional patent applications pending
- Oral formulation technology applicable to other mAbs

Targets: Crohn's Disease and NASH

PHASE 1 CLINICAL DATA WITH NASALLY ADMINISTERED FORALUMAB

- Phase 1 Trial Conducted at Brigham and Women's Hospital Completed July 2019
- Dose-ranging, double-blind, placebo-controlled study in healthy subjects
- Foralumab was administered nasally at 10, 50 and 250 µg per day, consecutively for 5 days using a hand-held spray device
- Each dose group consisted of 6 active and 3 placebo

KEY FINDINGS

1. Foralumab was well-tolerated with no drug-related toxicities
2. Immunology marker analysis indicated, that 50-µg dose **stimulated the anti-inflammatory cytokine IL-10 and suppressed the pro-inflammatory cytokine IFN-γ**
3. Results suggest **stimulation of T regs** needed for clinical benefits

Tiziana Reports Phase 1 Clinical Data Demonstrating Nasal Treatment with Foralumab was Well-tolerated and Produced Positive Trend in Biomarkers of Immunomodulation and Anti-inflammation in Healthy Volunteers

Published: Sep 10, 2019

tiziana LIFE SCIENCES

Tiziana Life Sciences Plc (Nasdaq: TLSA) ("Tiziana" or the "Company"), a biotechnology company focused on innovative therapeutics for inflammatory diseases and cancers, is pleased to report Phase 1 clinical data demonstrating that nasally administered Foralumab, a fully human anti-CD3 monoclonal antibody (mAb), was well-tolerated at all doses. Importantly, the treatment showed significant positive effects on the biomarkers for activation of mucosal immunity, which is capable of inducing site-targeted immunomodulation to elicit anti-inflammatory effects. These clinical data are consistent with the findings from numerous pre-clinical studies.[1-3]
This Phase 1 trial, conducted at the Brigham and Women's Hospital, Harvard Medical School, Boston, MA, was a single-site, double-blind, placebo-controlled, dose-ranging study with nasally administered Foralumab at 10, 50 and 250 µg per day, consecutively for 5 days in healthy volunteers for the treatment of progressive multiple sclerosis (pMS). 18 subjects received Foralumab treatment and 9 patient received placebo. All nasal doses were well tolerated. Biomarker analysis showed significant positive immune effects, that were most prominent in the 50 µg cohort with minimal immunomodulatory effects at the 10 µg and 250 µg doses.

Major Highlights

- Treatment was well-tolerated and no drug-related safety issues were reported at any of the doses.
- No drug-related changes were observed in vital signs among subjects at predose, during treatment and at discharge. The mean blood pressure (BP) during the 5 days of treatment were: Cohort A (10 µg/d):124/73, Cohort B (50 µg/d): 119/67 and Cohort C (250 µg/d):113/65 compared to placebo:118/67). Heart rates, respiratory rates and oral temperatures were unchanged among the 3 cohorts compared to the placebo.
- Nasally administered Foralumab at the 50 µg dose suppressed cytotoxic CD8+ as well as perforin secreting CD8+ cells, which have been implicated in neurodegeneration in multiple sclerosis (MS).
- Treatment at 50 µg stimulated production of anti-inflammatory cytokine IL-10 and suppressed production of pro-inflammatory cytokine IFN-γ.
- Taken together, these results suggest stimulation of Tregs that are needed to provide clinical benefit

Press Release Reference: https://ir.tizianalifesciences.com/news-releases/news-release-details/tiziana-life-sci-plc-phase-1-clinical-data

PHASE 1 CLINICAL DATA WITH ORALLY ADMINISTERED FORALUMAB

- Phase 1 Trial Conducted at Brigham and Women's Hospital Completed December 2019
- Single Ascending Dose, double-blind, placebo-controlled study in healthy subjects
- Foralumab administered at 1.25, 2.5 and 5.0 mg/dose as stabilized powder formulation in enteric-coated capsules
- No apparent toxicity up to 5 mg



Tiziana Life Sciences plc
("Tiziana" or the "Company")

Tiziana Reports Phase 1 Clinical Data Demonstrating Oral Treatment with Foralumab, a Fully Human Anti-CD3 Monoclonal Antibody, is Well-tolerated in Healthy Volunteers

This announcement contains inside information for the purposes of Article 7 of EU Regulation 596/2014.

New York/London, 9 January 2020 – Tiziana Life Sciences plc (Nasdaq: TLSA) ("Tiziana" or the "Company"), a biotechnology company focused on innovative therapeutics for inflammatory diseases and cancers, is pleased to report completion of a Phase 1 clinical study of Foralumab, a fully human anti-CD3 monoclonal antibody ("mAb"), in healthy subjects. The proprietary oral formulation, comprising the lyophilized and stabilized free-flowing powder of formulated Foralumab encapsulated in an enteric-coated capsule, was well-tolerated at all doses tested and there were no drug-related safety issues even at the highest dose of 5 mg in this trial.

This Phase 1 trial, conducted at the Brigham and Women's Hospital, Harvard Medical School, Boston, MA, USA, was a single-site, double-blind, placebo-controlled, single ascending dose ("SAD") study in healthy subjects in which Foralumab was orally administered at 1.25, 2.5 and 5.0 mg per dose as enteric-coated capsules. Each cohort comprised of 4 subjects, of whom 3 received Foralumab treatment and 1 received a placebo capsule. All subjects completed the trial without any safety concerns at any of the doses.

KEY FINDINGS

1. Well-tolerated at all doses tested
2. No drug-related safety issues observed
3. Toxicities associated with IV administration of anti-CD3 mAbs not observed

Press Release Reference: https://ir.tizianalifesciences.com/news-releases/news-release-details/tiziana-life-sci-plc-further-re-foralumab-phase-1-trial

THE CONCEPT FOR ORAL ADMINISTRATION WITH ANTI-CD3 MAB IS VALIDATED WITH CLINICAL DATA IN ULCERATIVE COLITIS

- Determined the immunologic effects and safety of orally delivered anti-CD3 antibody in patients with moderate-to-severe ulcerative colitis (UC)
- Six subjects received oral OKT3

KEY FINDINGS

1. The biologic **response to treatment with oral anti-CD3 were increased proliferation and anti-inflammatory gene expression profile** in peripheral blood mononuclear cells
2. 3 of 6 patients had a clinical response including one patient in clinical remission
3. Treatment was well-tolerated with **no serious treatment-related adverse events**


CROHN'S
&COLITIS
360
A JOURNAL OF THE CROHN'S & COLITIS FOUNDATION
OXFORD
UNIVERSITY PRESS
CROHN'S
&COLITIS
FOUNDATION

* Boden, E. K., Canavan, J. B., Moran, C. J., McCann, K., Dunn, W. A., Farraye, F. A., Ananthakrishnan, A. N., Yajnik, V., Gandhi, R., Nguyen, D. D., Bhan, A. K., Weiner, H. L., Korzenik, J. R., Snapper, S. B. Immunologic alterations associated with oral delivery of anti-CD3 (OKT3) monoclonal antibodies in patients with moderate-to-severe ulcerative colitis. Crohn's & Colitis 360 (2019). 183: 240-246.

PROOF-OF-CONCEPT IN NASH PATIENTS

ORAL TREATMENT WITH MURINE ANTI-CD3 (OKT3) EFFECTIVE IN A PHASE 2 TRIAL WITH NASH[1]

STUDY DESIGN

- 36 subjects with NASH and type II diabetes
- Randomized, single-blinded, placebo-controlled
- 9 per group, not powered for statistical significance
- 0.2, 1.0, 5.0 mg or placebo daily for 30 days
- Primary endpoints: safety and trends in immunomodulation
- Secondary endpoint: indication or trend of efficacy through biomarkers
- Follow up: Days 0, 14, 30, 60
- Hadassah Medical Center, Jerusalem Israel

SAFETY

- Well tolerated by all patients in all groups
- No systemic drug-related adverse events
- No changes in vital signs, serum biochemistry and hematological parameters during treatment or follow-up periods (30-days post-treatment)
- No changes in lymphocyte and CD+ cell counts
- No changes in weight or BMI or HbA1C lipid GLP-1, or CRP levels in any of the groups

IMMUNOLOGICAL

- Increases in Treg markers consistent with induction of Tregs
- Anti-inflammatory markers ↑
- CD4+CD25+LAP+ Treg cells, TGFβ↑

EFFICACY BIOMARKERS

- Positive trends, some of which were statistically significant
- AST ↓ – liver enzyme indicating reduced liver inflammation
- Glucose ↓ – favorable for subjects with type-2 diabetes
- Insulin ↓ – favorable for subjects with type-2 diabetes

Sources: 1) Lalazar, G., Mizrahi, M., Turgeman, I., Adar, T., Ya'Acov, A. B., Shabat, Y., . . . Ilan, Y. (2015). Oral Administration of OKT3 MAb to Patients with NASH, Promotes Regulatory T-cell Induction, and Alleviates Insulin Resistance: Results of a Phase IIa Blinded Placebo-Controlled Trial. Journal of Clinical Immunology, 35(4), 399-407.

Milciclib

tiziana LIFE SCIENCES

A PAN-CDK INHIBITOR FOR TREATMENT OF HEPATOCELLULAR CARCINOMA AND SOLID TUMORS

HCC is complex and heterogenous cancer associated with multiple etiological factors



Hepatitis B
Hepatitis C
Aflatoxins
Hemochromatosis
Anabolic steroids
Cirrhosis (any etiology)
Alcohol
NASH

Newer treatment approach with broad-spectrum action is needed to address heterogeneity of HCC

Milciclib

tiziana LIFE SCIENCES

SMALL MOLECULE PAN-CDK INHIBITOR

- Complex heterogeneity in HCC due to multiple etiological agents; Need for broad-spectrum approach
- Orally-bioavailable small molecule with potent anti-tumor activity in a wide range of animal models
- Inhibitor of kinases associated with cancer cell growth including CDK1, CDK2, CDK4 CDK5, CDK7 and src-family kinases
- Inhibits signaling pathways for hepato-carcinogenesis
- Well tolerated in 316 patients
- Improved toxicity profile over the current standard of care anticipated


CDK2
CDK4
CDK1
CDK5
Milciclib
Src family kinases
CDK7

A drug with completely differentiated MOA and long-term safety

CLINICAL DATA FROM MILCICLIB

PHASE 2A TRIAL IN SORAFENIB-RESISTANT HCC PATIENTS

Trial design: Oral administration (100 mg/day, consecutive 4 days a week in a 4-week cycle). Total patients 30 to be enrolled. Duration 6 months

Primary end point: safety

Secondary end points: PFS, ORR & TTP

Exploratory: AFP and miRNA profiling

Compassionate use: Upon request of patients with EC approval

Trial complete: Data from 28 out of 31 evaluable sorafenib-resistant HCC patients

- 14 patients completed treatment as per protocol
- Nine approved for compassionate use. Seven patients completed 9, 9, 10, 11, 13, 13 and 16 months, respectively.
- **No drug related deaths in the trial**
- Treatment was well-tolerated
- Adverse events were manageable
- **Time to progression 5.9 months out of 6 months duration of trial**
- **Stabilized Disease (SD) 61%**
- **Clinical Benefit Response 64%**

Two patients currently continuing on compassionate use. Ongoing treatment at 16 months.

Milciclib tiziana LIFE SCIENCES

CLINICAL DATA SUGGEST MILCICLIB OVERCOMES GEMCITABINE RESISTANCE

PATIENTS RAPIDLY ACQUIRE RESISTANCE TOWARDS CHEMOTHERAPIES

Milciclib tiziana LIFE SCIENCES

KEY FINDINGS FROM PHASE 1 STUDY

1. Milciclib **well-tolerated with manageable side effects in patients** with refractory solid tumors
2. Oral treatment **in combination with gemcitabine demonstrated clinical activity** in patients who were non-responder to existing chemotherapeutic drugs
3. Recommended Phase 2 dose (RPD) **found to be 80mg/m^2/day for milciclib and 1000mg/m^2/day for gemcitabine**
4. Overall **response rate was 36%**
5. Results **suggest further evaluation in other solid cancers either as monotherapy or combo-therapy**

Phase 1 Dose-Escalation Study of Milciclib in Combination with Gemcitabine in Patients with Refractory Solid Tumors*

Sandrine Aspeslagh[1] · Kunwar Shailubhai[2] · Rastilav Bahleda[1] · Anas Gazzah[1] · Andréa Varga[1] · Antoine Hollebecque[1] · Christophe Massard[1] · Anna Spreafico[3] · Michele Reni[3] · Jean-Charles Soria[1]



NSCLC
prostate CA
peritoneal mesothelioma
thyroid CA
pancreatic CA
Subjects recieved study drug
0
20
40
60
80
100
Weeks on treatment
Partial response
End of response
DL1 45 M /1000 G
DL2 60 M /1000 G
DL3 80 M /1000 G
pretreatment with G

Swimmerplot showing treatment duration. Tumor type was indicated for patients having a prolonged stable disease or a partial response. M Milciclib; G gemcitabine.

* Cancer Chemotherapy and Pharmacology, June 2017, 79(6), 1257-1265

INTELLECTUAL PROPERTY PORTFOLIO

FAMILY	SUBJECT	PRIORITY	STATUS	EXPIRES	JURISDICTION
Foralumab TZLS-401	Methods of Use (Autoimmune or Inflammatory diseases and disorders)	2004	Issued	2025	Australia, Canada, China, Hong Kong, Israel, Japan, Mexico, Norway, Singapore, South Africa, Ukraine, Armenia, Austria, Azerbaijan, Belgium, Belarus, Switzerland, Germany, Denmark, Spain, France, United Kingdom, Ireland, Italy, Kyrgyzstan, Kazakhstan, Luxembourg, Moldova, Netherlands, Portugal, Russian Federation, Sweden, Tajikistan, Turkmenistan,
	Composition and methods of use	2004	Issued/ Pending	2025	US, Armenia, Australia, Austria, Azerbaijan, Belarus, Brazil, Canada, China, Denmark, France, Germany, Hong Kong, India, Israel, Italy, Japan, Kazakhstan, Kyrgyzstan, Mexico, Moldova, Netherlands, Norway, Republic of Korea, Russian Federation, Singapore, South Africa, Spain, Switzerland, Tajikistan, Turkmenistan, and Ukraine Pending: Japan (divisional), Singapore (divisional), US (divisional)
	Methods of Use (In combination with anti-IL-6/IL-6R antibodies)	2011	Pending	2032	US
	Formulations and dosing regimen	2016	Pending	2037	US (allowed), Australia, Canada, China, Europe, Hong Kong, Israel, Japan
	Methods of Use (CNS disorders)	2017	Pending	2038	National
	Methods of Use (gastrointestinal/autoimmune/inflammatory)	2018	Pending	2039	PCT
Milciclib TZLS-201	Composition of matter, methods of use, process of manufacturing	2003	Issued/ Pending	2024	US, Europe, Eurasia, Africa, Algeria, Argentina, Australia, Barbados, Bosnia & Herzegovina, Canada, Colombia, Costa Rica, Croatia, Cuba, Ecuador, Georgia, Iceland, India, Indonesia, Israel, Japan, Korea, Kosovo, Malaysia, Mexico, Mongolia, Montenegro, New Zealand, Nicaragua, Norway, Pakistan, Philippines, Serbia, Singapore, South Africa, Sri Lanka, Taiwan, Tunisia, Ukraine, Uzbekistan, Vietnam. Pending: US, Brazil, Egypt, Thailand, Trinidad & Tobago, Venezuela
	Methods of use (multiple indications)	2008; 2009	Issued	2029; 2030	US, EU, China, Hong Kong, Japan
	Methods of use (combination therapies with cytotoxics)	2008; 2009	Issued	2029; 2030	US, EU, China, Hong Kong, Japan
	Compositions of related entities, formulations and methods of treatment	2009	Issued	2030	US, EU, China, Hong Kong, Japan
	Methods of use (combination therapies with therapeutic antibodies)	2006	Issued	2027	US, EU, China, Japan
	Formulations of Milciclib and therapeutic combinations of the same for use in the treatment of cancer	2017	Pending	2038	US, PCT
Anti IL-6/IL-6R Antibody TZLS-501	Composition of Matter and Methods of use	2009	Issued/ Pending	2029	US, Austria, Australia, Belgium, Canada, China, Denmark, France, Germany, India, Ireland, Italy, Japan Luxembourg, Mexico, Netherland, Spain, Sweden, Switzerland and UK. Pending: US (divisional), Japan (divisional)

UPCOMING CATALYSTS

PRODUCT	ACTION/OBJECTIVE	TARGET DATE
Foralumab tiziana LIFE SCIENCES	Phase 2 trial with orally administered Foralumab in Crohn's Disease patients anticipated completion	**Q4, 2020**
Foralumab tiziana LIFE SCIENCES	Phase 2 trial with nasally administered Foralumab in progressive multiple sclerosis (pro-MS) patients anticipated completion	**Q1, 2021**
Milciclib tiziana LIFE SCIENCES	Initiate Phase 2b in HCC patients with Milciclib in combination with a TKI. This trial is anticipated to be in completed Q4 in 2021	**Q2, 2020**

GROWTH OBJECTIVES

CAPITAL STRUCTURE

	ADS EQUIVALENT*
• Ordinary Shares	• 27,330,903
• Warrants (WAEP: £4.75)	• 1,017,312
• Options (WAEP: £8.25)	• 3,426,881
• Convertible Notes as Converted**	• 721,183
Fully Diluted Shares	**32,496,279**

*Information prepared as of 10 January 2020.. 1 ADS represents 5 ordinary shares.

** £1,514,493.92 notes convertible at £0.42

The. Company is contemplating/planning to migrate to Bermuda in Q2 2020 to enable delisting from AIM, eliminate its ADR program and have Bermuda common shares on NASDAQ

FINANCING OBJECTIVES


Foralumab
tiziana LIFE SCIENCES
Milciclib
tiziana LIFE SCIENCES
BACK UP SLIDES

Foralumab
tiziana LIFE SCIENCES

FORALUMAB IS FUNCTIONALLY EQUIVALENT TO OKT3

Oral Treatment prevents skin xenograft rejection in mice with human immune systems

Mineko Ogura, Songyan Deng, Paula Preston-Hurlburt, Hideki Ogura, Kunwar Shailubhai, Chantal Kuhn, Howard L Weiner, and Kevan C. Herold

Clinical Immunol, 2017. 183: 240-246


Clinical Immunology

Oral treatment with foralumab, a fully human anti-CD3 monoclonal antibody, prevents skin xenograft rejection in humanized mice

KEY FINDINGS

1. Foralumab is **as potent as OKT3**
2. Treatment is **effective in humanized mice studies**
3. Mechanism of action is via **activation of Tregs that systemically circulate to elicit targeted immunomodulation**

Oral Administration of Foralumab is Expected to Stimulate Tregs Through Activation of Gut Mucosal Immunity


Leaky Gut
Abnormal Microbiota
Genetical Susceptibility
Tregs Dysfunction
Ulcerative colitis
Crohn's Disease
Impaired functionality of Tregs

Foralumab

tiziana LIFE SCIENCES

Anti-CD3 Monoclonal Antibodies Induce Regulatory T Cell (T reg) for the Treatment of Autoimmune and Inflammatory Diseases

- **Potential for treatment of Type 1 diabetes is well established**
- **Preservation/protection of β-cells is demonstrated in pre-clinical studies**
- **Improved insulin resistance and glucose tolerance in Type 2 diabetes by induction of T regs**
- **Anti-CD3's show potential in preventing graft versus host disease (GvHD) in hematopoietic stem cell transplantation (HSCT) via induction of T regs**
  - **Patients with renal allograft rejection dosed IV with foralumab, delayed graft rejection and improved renal function**
  - **Foralumab shows promise for successful stem cell/CAR-T transplantation**
- **Anti-CD3 mediates immune tolerance by**
  - **induction of T regs**
    - **mediated by IL-10 (nasal tolerance) and TGF-β and LAP complex leading to differentiation of T cells to T regs (oral tolerance)**
    - **LFA-1 (cell adhesion molecule critical for T reg homeostasis and function)**
  - **Induces apoptosis of effector T cells to normalize balance of Treg:Teff cells ratio**


Tregs
Tissue
Anti-CD3

Anti-CD3 antibody increases T reg:Teff ratio

Foralumab
tiziana LIFE SCIENCES

POTENTIAL TO TREAT TYPE I DIABETES

New England Journal of Medicine* provides clinical evidence for the potential use of a humanized anti-CD3 mAb for treatment of type 1 diabetes


The NEW ENGLAND JOURNAL of MEDICINE
ORIGINAL ARTICLE
An Anti-CD3 Antibody, Teplizumab, in Relatives at Risk for Type 1 Diabetes

KEY FINDINGS

1. Teplizumab (humanized OKT3), administered intravenously, **significantly slowed progression to clinical Type 1 diabetes, with a median delay in the diagnosis of diabetes of 2 years**

2. At the end of the trial, **57% of subjects treated with Teplizumab showed slowed progression to development of Type 1 diabetes, while 72% of the placebo-treated subjects** progressed to clinical diabetes

*K. Herold, B. Bundy, S.A. Long, J. Bluestone, L. Dimeglio, M. Dufort, S. Gitelman, P. Gottlieb, J. Krischer, P. Linsley, J. Marks, W. Moore, A. Moran, H. Rodriguez, W. Russell, D. Schatz, J. Skyler, E. Tsalikian, D. Wherrett, A-G. Ziegler and C. Greenbaum. " An Anti-CD3 Antibody, Teplizumab, in Relatives at Risk for Type 1 Diabetes,". epub. NEJM.org June 9 2019

THYMIC CARCINOMA AND THYMOMA UPDATES

Milciclib

tiziana LIFE SCIENCES

- Two Phase 2 trials with Milciclib in US, Italy and France
  - Trial 006: Thymic carcinoma and Thymoma mixed population (72 patients)
  - Trial 007: Thymic carcinoma and Thymoma mixed population (30 patients)
- Rare cancers with very few cases: Orphan Disease Indications
- Positive clinical data
- **Primary endpoint (progression free survival) and secondary endpoint (overall survival) met in both trials separately**
- Thymic carcinoma is an aggressive metastatic cancer and it has no approved therapy
- Milciclib as a single agent met primary as well as secondary endpoints in thymic carcinoma in both trials
- **Under compassionate use, few patients continued the treatment for over five years**
- Seeking guidance from FDA/EMA regarding conditional marketing approval

tiziana LIFE SCIENCES

An Innovative Platform in Oral and Nasal Antibody Administration

A Distinct Approach for Treatment of Hepatocellular Carcinoma

Foralumab tiziana LIFE SCIENCES

Milciclib tiziana LIFE SCIENCES

TLSA: NASDAQ

TILS: AIM

CONTACT US

US Headquarters
Tiziana Life Sciences Inc
420 Lexington Avenue Suite 2525
New York, NY 10170

Research and Development Center
Tiziana Life Sciences Inc
Pennsylvania Biotechnology Center of Bucks County
3805 Old Easton RD
Doylestown, PA 18902-8400

UK Headquarters
Tiziana Life Sciences plc
55 Park Lane
London W1K 1NA
United Kingdom

+ 1 (267) 982 9785
mpreiss@tizianalifesciences.com
www.tizianalifesciences.com